Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-193658 and 333-207638) and Registration Statement on Form S-3 (File No. 333-239396) of First Foundation Inc. and Subsidiaries of our report dated February 26, 2021, relating to the consolidated financial statements, and the effectiveness of First Foundation’s internal control over financial reporting, which appear in this Form 10-K.

San Ramon, California

February 26, 2021